Filed Pursuant to Rule 424(b)(3)
                                                File Number 333-59165

Prospectus Supplement No. 1
(To Prospectus Supplement dated
September 18, 1998 and Prospectus
dated July 28, 1998 of Wachovia
Corporation)

Wachovia Corporation's Prospectus dated July 28, 1998 (the "Prospectus"), as supplemented by the Prospectus Supplement dated September 18, 1998 (the "Prospectus Supplement"), relating to its Senior Floating Rate Notes due September 28, 2000, is revised as follows:

     1. The Calculation Agent for the Senior Floating Rate Notes has been changed to:

               The Chase Manhattan Bank
               450 West 33rd Street, 15th Floor
               New York, New York 10001
               (telephone: 1-800-275-2048)

     2. The section captioned "Experts" on pages 13-14 of the Prospectus is amended to read in its entirety as follows:

               "The consolidated financial statements of Wachovia Corporation and subsidiaries at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference, which is based in part on the reports of KPMG Peat Marwick LLP, independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing."




       The date of this Prospectus Supplement No. 1 is September 24, 1998.